SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                  EAGLE BANCORP
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                  EAGLE BANCORP
                              1400 Prospect Avenue
                              Helena, Montana 59601
                                 (406) 442-3080

                               September 19, 2005


Dear Stockholder:

     You are invited to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Bancorp, the federally chartered stock holding company for American Federal Savings Bank (the "Bank"). The Annual Meeting is scheduled to be held on Thursday, October 20, 2005, at 11:00 a.m., Montana time at the main office of the Bank, located at 1400 Prospect Avenue, Helena, Montana.

     The attached Notice of Annual Meeting and Proxy Statement describe the proposals to be voted on at the Annual Meeting. The Board of Directors of Eagle Bancorp ("Board") has determined that approval of the proposals is in the best interests of Eagle Bancorp and its stockholders. Therefore, the Board unanimously recommends that you vote in favor of all proposals and in favor of the Board's nominees for director. Members of the Board and officers of Eagle Bancorp and Eagle Bancorp's independent auditors will be present at the Annual Meeting to respond to any questions that you may have regarding the agenda for the Annual Meeting.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock outstanding must be represented either in person or by proxy to constitute a quorum for the conduct of business at the annual meeting.

     On behalf of the Board of Directors and all of the employees of Eagle Bancorp, I wish to thank you for all your support and interest. We look forward to seeing you at the Annual Meeting.

                                                Sincerely yours,

                                                /s/ Larry A. Dreyer

                                                Larry A. Dreyer
                                                President and CEO

                                  EAGLE BANCORP
                              1400 Prospect Avenue
                                Helena, MT 59601
                                 (406) 442-3080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 20, 2005

TO THE SHAREHOLDERS OF EAGLE BANCORP:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Eagle Bancorp ("Eagle") will be held at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana on Thursday, October 20, 2005, at 11:00 a.m. Montana time, for the following purposes, as more completely set forth in the accompanying Proxy Statement:

     I. To elect two (2) directors of Eagle for three year terms.

     II. To ratify the appointment by Eagle's Board of Directors of the firm of Anderson ZurMuehlen & Co, P.C. as independent public accountants for Eagle for the fiscal year ending June 30, 2006.

     III. To transact such other business as may properly come before the meeting. Except with respect to procedural matters incident to the conduct of the meeting, management of Eagle is not aware of any matters other than those set forth above which may properly come before the meeting.

     The Board of Directors of Eagle has fixed the close of business on Tuesday, September 6, 2005, as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Larry A. Dreyer

                                              Larry A. Dreyer
                                              President & CEO

September 19, 2005
Helena, Montana

     YOUR VOTE IS IMPORTANT. YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. PROXIES MUST BE RECEIVED PRIOR TO THE COMMENCEMENT OF THE MEETING. IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE MEETING.

                                  EAGLE BANCORP

                               ------------------

                                 PROXY STATEMENT

                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 20, 2005

     This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share ("Common Stock"), of Eagle Bancorp ("Eagle"), in connection with the solicitation of proxies by the Board of Directors of Eagle ("Board") for use at the 2005 Annual Meeting of Stockholders ("Annual Meeting") to be held on Thursday, October 20, 2005, at the home office of American Federal Savings Bank located at 1400 Prospect Avenue, Helena, Montana at 11:00 a.m., Montana time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about September 19, 2005.

     This Proxy Statement and proxy card are being sent to holders of the Common Stock on or about September 19, 2005. A copy of Eagle's Annual Report on Form 10-KSB for the year ended June 30, 2005, which includes our audited financial statements, also accompanies this Proxy Statement.

          MATTERS TO BE CONSIDERED AND ACTED UPON AT THE ANNUAL MEETING

     Each proxy solicited hereby, if properly signed and returned to Eagle and not revoked prior to its use, will be voted in accordance with the instructions indicated on the proxies. If no contrary instructions are given, each signed proxy received will be voted in favor of the election of the nominees of the Board of Directors, Larry A. Dreyer and Lynn E. Dickey, in favor of the ratification of Anderson ZurMuehlen & Co., P.C. and in the discretion of the proxy holder, as to any other matter which may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Only proxies that are returned can be counted and voted at the Annual Meeting.

                             SOLICITATION OF PROXIES

     All costs of the solicitation of proxies will be borne by Eagle. In addition, directors, officers and other employees of Eagle or American Federal Savings Bank (the "Bank" or "American Federal") may solicit proxies personally or by telephone or other means and will not receive any special compensation for their services. Eagle will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

                              REVOCATION OF PROXIES

     A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of Eagle, (ii) properly submitting to Eagle a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, Attention: Terey Artz. Proxies solicited hereby may be exercised only at the Annual Meeting and will not be used for any other meeting.

                                VOTING SECURITIES

     The securities that may be voted at the Annual Meeting consists of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on September 6, 2005 (the "Record Date"), will be entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 1,099,272 shares of Common Stock issued and outstanding and 648,493 shares of Common Stock, or 58.99% of the issued and outstanding Common Stock, are held by Eagle Financial MHC, Eagle's mutual holding company. Eagle had no other class of securities outstanding at this time.

     The presence in person or by proxy of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter ("Broker Non-Votes") will be considered present for the purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting shall be adjourned in order to permit further solicitation of proxies.

                                VOTING PROCEDURES

     Once a quorum has been established, the affirmative vote of a majority of the outstanding shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the proposals described in this Proxy Statement, except as described below. Additionally, directors can be elected by a plurality of stockholders. Stockholders are not permitted to cumulate their votes for the election of directors or any other purpose. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and Broker Non-Votes will have no effect on the outcome of the election for directors because directors will be elected by a plurality of votes cast.

     With respect to the other proposals to be voted upon at the Annual Meeting, stockholders may vote for or against a proposal and may abstain from voting. Ratification of Anderson ZurMuehlen & Co., P.C. as independent auditors for the fiscal year ending June 30, 2006, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions and Broker Non-Votes will have the same effect as a vote against this proposal.

     Eagle's Annual Report to Stockholders, which includes its annual report on Form 10-KSB for its fiscal year ended June 30, 2005, is mailed herewith to stockholders. Eagle has filed its annual report with the Securities and Exchange Commission (the "SEC"). Stockholders may obtain, free of charge, an additional copy of the annual report on Form 10-KSB by requesting it from Terey Artz in writing at Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, or by calling her at (406) 442-3080.

     Executed, unmarked proxies will be voted FOR all proposals. Except for procedural matters incidental to conduct of the Annual Meeting, Eagle knows of no other matters expected to come before the meeting.

     Proxies solicited hereby are to be returned to Eagle's transfer agent, Registrar & Transfer Company. The Board of Directors has designated Terey Artz, corporate secretary, to act as Inspector of Election and tabulate votes at the Annual Meeting. After the final adjournment of the Annual Meeting, the proxies will be returned to Eagle.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of June 30, 2005, except as specifically noted, with respect to ownership of Eagle's Common Stock by: (i) Eagle Financial MHC, Eagle's mutual holding company; (ii) the American Federal Savings Bank Employee Stock Ownership Plan (the "ESOP"); (iii) the executive officers and directors of Eagle; and (iv) all the directors and executive officers of Eagle as a group. Except for those listed below, Eagle has no knowledge of any other person (including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who owns beneficially more than 5% of the Common Stock.

                                                                                          Common Stock
                                                                                       Beneficially Owned(1)
                                                                                       ------------------

        Name                              Title or Address                        Number(2)              Percent
        ----                              ----------------                        ------                 -------
Eagle Financial MHC                       1400 Prospect Avenue                    648,493                 58.74%
                                          Helena, MT  59601

Jeffrey S. Halis                          500 Park Avenue, Fifth Floor             80,900                  6.80%
                                          New York, NY  10022

American Federal Savings Bank             1400 Prospect Avenue                     23,006                  2.08%
Employee Stock Ownership Plan             Helena, MT  59601

Robert L. Pennington                      Chairman of the Board                     7,650(3)(4)(7)            *


Charles G. Jacoby                         Vice Chairman of the Board               14,900(7)               1.35%

Don O. Campbell                           Director                                  7,400(7)(10)              *

Larry A. Dreyer                           Director, President and Chief                                    1.67%
                                          Executive Officer                        18,423(4)(7)(8)(9)

Teresa L. Hartzog                         Director                                 10,720(7)                 *

James A. Maierle                          Director                                 14,900(5)(7)            1.35%

Thomas J. McCarvel                        Director                                  8,900(7)                 *

Peter J. Johnson                          Senior Vice President/Treasurer          14,735(4)(6)(7)(8)      1.33%

Michael C. Mundt                          Senior Vice President/Lending             7,727(4)(7)(8)           *

Joanne Y. Sanderson                       Senior Vice President/Operations         13,508(4)(7)(8)         1.22%

Directors and Executive Officers as a
group (10 persons)                        N/A                                     118,863                 10.77%

--------------------

(footnotes continued on next page)

(1) Except as otherwise noted, all beneficial ownership by directors and executive officers is direct and each director or executive officer exercises sole voting and investment power over the shares.

(2) Reflects information provided by these persons, filings made by these persons with the Securities and Exchange Commission, and other information known to Eagle.

(3) Includes 1,940 shares held jointly by Mr. Pennington and his spouse. Mr. Pennington has shared voting and investment power over these 1,940 shares.

(4) Includes Common Stock held by each Executive Officer in the Bank's Non-Contributory Profit Sharing Plan. (footnotes continued on next page)

(5) Includes 5,000 shares held by Rosmar, Inc. for which Mr. Maierle, as President of Rosmar, Inc., has shared voting and investment power.

(6)  Includes 50 shares held by children.

(7) Includes total shares awarded under Eagle's Stock Incentive Plan approved by shareholders on October 19, 2000. Shares were awarded January 2001 and vest evenly over a five year period.

(8)  Includes Common Stock held in the Bank's ESOP.

(9) Includes 375 shares held by wife for which Mr. Dreyer disclaims beneficial ownership.

(10) Includes 690 shares held by revocable trust in wife's name. Mr. Campbell retains voting control.

*    Represents less than 1% of outstanding shares.

                                 ---------------

                       PROPOSAL I - ELECTION OF DIRECTORS

     Eagle's Bylaws provide that the Board of Directors be composed of seven (7) members, whose terms are divided into three approximately equal classes. The members of each class are elected for a term of three years. One class is elected annually.

     Two directors will be elected at the Annual Meeting. The Board of Directors has nominated current director Larry A. Dreyer for re-election. Ms. Hartzog will be retiring, as her age exceeds the maximum set forth in Eagle's by-laws. Mr. Lynn Dickey has been nominated to fill the vacancy created by Ms. Hartzog's retirement (see page 5 for more information on Mr. Dickey). If elected, Messrs. Dreyer and Dickey will each serve as director for a three year term expiring at the Annual Meeting to be held in 2008.

     The Board`s Nominating Committee determines nominees for election as directors. The Bylaws also allow stockholders to submit nominations in writing directly to the Corporate Secretary (see "Stockholder Proposals and Nominations"). No stockholder nominations have been received by Eagle as of the date of this Proxy Statement. There are no arrangements known to management between the persons named and any other person pursuant to which such nominees were selected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER THIS PROPOSAL I.

     The persons named in the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the stockholder to the contrary. Eagle Financial MHC, which owns a majority of Eagle's common stock, also intends to vote its shares in favor of the named nominee. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors knows of no reason why any nominee might be unable to serve.

     The following table sets forth certain information as of June 30, 2005, with respect to each nominee, and each director continuing in office.

                                                                                        Director      New or Current
                              Name                                            Age       Since(1)    Term to Expire(2)
                              ----                                            ---       --------    -----------------
                                                     BOARD NOMINEES
                                                     --------------
Larry A. Dreyer                                                               59           1990            2008

Mr. Dreyer is currently President (since 1993) and Chief Executive
Officer (since 1995) of American Federal. He is also President and CEO of Eagle. He joined American Federal Savings Bank in 1973, serving as its Controller. He is a member and past president of the Downtown
Helena Kiwanis Club and past chairman of both the St. Peter's Hospital
Foundation and Diocese of Helena Finance Council. He is also a member of the Independent Community Bankers of America, National Bank
Services Committee.

Lynn E. Dickey                                                                58            -              2008

Mr. Dickey recently retired from Galusha Higgins and Galusha PC, a public accounting firm in Helena. He worked for Galusha for 36 years and was active in the state CPA society. He has served on the boards of numerous civic and charitable organizations.

                                           DIRECTORS CONTINUING IN OFFICE
                                           ------------------------------

Thomas J. McCarvel                                                            56           1998            2006

Mr. McCarvel has served as a Vice President of Carroll College in Helena since December 1991. From 1998 to 1991 he was the Chief
Operating Officer of Anderson ZurMuehlen & Co., P.C., a public accounting firm in Helena and American Federal's independent auditors.



James A. Maierle                                                              57           1997            2006

Mr. Maierle currently serves as President of Morrison-Maierle, Inc., a civil engineering corporation, headquartered in Helena.

                                                                                        Director      New or Current
                              Name                                            Age       Since(1)    Term to Expire(2)
                              ----                                            ---       --------    -----------------
Robert L. Pennington                                                          73           1973            2007

Mr. Pennington is the Chairman of Eagle. He was previously the President and Chief Executive Officer of American Federal Savings Bank from 1974 through 1995, when he retired. He has served as Chairman of American Federal since 1993.


Charles G. Jacoby                                                             73           1979            2007

Mr. Jacoby is retired. He formerly owned a retail clothing establishment in Helena. He serves as Vice Chairman of the Board.

Don O. Campbell                                                               71           1994            2007

Mr. Campbell is a retired certified public accountant and previously served as Vice President and Controller of Capri, Inc., and investment management company located in Helena.


--------------------
(1) Includes prior service on the Board of Directors of American Federal Savings Bank.
(2)  All terms expire on the date of the Annual Meeting.

                            ---------------

Board Meetings and Committees

     The business of Eagle's and the Bank's Board of Directors is conducted through regular monthly meetings and may have additional meetings as circumstances warrant. During the fiscal year ended June 30, 2005 the Board of Eagle met eight times and the Board of the Bank met twelve times. All Directors who served as directors during the fiscal year ended June 30, 2005, attended at least 75% of Board meetings. All committee members attended at least 75% of the meetings of their respective committees. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements of NASDAQ. The Board of Directors has determined that Messrs. Pennington, Jacoby, Campbell, Maierle, McCarvel and Dickey are independent. Certain of the standing committees are discussed below. Eagle has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Report of the Audit Committee

     The Audit Committee consists of three (3) non-employee directors and met eleven (11) times during the fiscal year ended June 30, 2005. The Audit Committee chairmanship is rotated between Mr. Jacoby and Mr. Campbell in alternating years. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of Eagle's financial reporting process. Mr. Pennington also serves on the Audit Committee. Each member is "independent", in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that Mr. Campbell meets the requirements of "audit committee financial expert", as defined by the Securities and Exchange

Commission (SEC). The Board believes that the other members of the Audit Committee are qualified to serve based on their experience and background.

     The Audit Committee has adopted a written charter which is available on Eagle's website at www.americanfederalsavingsbank.com. The charter was included as an appendix to the proxy statement for the 2004 Annual Meeting of Shareholders. The charter describes the Committee's principal duties and responsibilities including, but not limited to:

     o Oversight and review of the annual financial reporting process and adequacy and integrity of Eagle's financial information (including corporate accounting, financial reporting practices, and the quality of the financial reports of Eagle);

     o Oversight and review of the legal and regulatory requirements of Eagle;

     o Oversight and review of the independent auditors qualifications and independence;

     o Oversight and review of the performance of Eagle's internal audit function and the independent accountants and other mandated Audit Committee duties;

     o Oversight and review of the system of internal controls and safeguards;

     o Review with the independent auditor, the internal auditor and management the adequacy of Eagle's internal controls and any material weaknesses, any findings or recommendations from the independent auditor, all critical accounting policies and all other materials matters relating to the audit procedures;

     o Review of related party transactions, legal and regulatory matters material to the financial statements and the compliance programs of Eagle;

     o Maintenance of an open avenue of communication between the Board of Directors, senior management, internal auditors, and Eagle's independent auditors and to permit auditors and internal auditors to meet with the Audit Committee without the presence of management; and

     o Oversight, review and approval of audit, audit-related, tax, and all other fees.

     The Audit Committee is independent in accordance with the amended issuer rules of the NASD. The Audit Committee Charter is reviewed annually. In addition, the Audit Committee has taken the following actions:

     o Reviewed and discussed Eagle's audited financial statements for the 2005 fiscal year with the management of Eagle.

     o Discussed with Eagle's independent auditors the matters required to be discussed under SAS 61, as may be modified or supplemented (Codification of Statements on Auditing Standards).

     o Received written disclosures and the letter from its independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, "Independence Discussions With Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Eagle's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, to be filed with the SEC.

                                                  Members of the Audit Committee
                                                  Don O. Campbell, Chairman
                                                  Charles G. Jacoby
                                                  Robert L. Pennington

Audit, Audit-Related Fees, Tax Fees, All Other Fees and Auditor Independence

     For the year ended June 30, 2005, Eagle paid its independent auditors Anderson ZurMuehlen & Co., P.C., and related affiliates, approximately $30,500 for audit fees, $9,300 for audit-related fees, $7,000 for tax fees and $10,395 for all other fees. For the year ended June 30, 2004 those fees were $33,800 for audit fees, $8,700 for audit-related fees, $6,500 for tax fees and $12,440 for all other fees. The Audit Committee has concluded that the providing of these non-audit services did not adversely impact the independence of Anderson ZurMuehlen & Co., P.C. The Audit Committee shall not approve any non-audit service engagement where the provision of such service by the independent accountants is prohibited by applicable law, the regulations of the SEC or the Listing Standards. Pre-approval is not required if (a) the aggregate amount of all such non-audit services provided to Eagle constitutes not more than five percent of the total amount of revenues paid by Eagle to its independent auditors during the fiscal year in which the non-audit services are provided;
(b) such services were not recognized by Eagle at the time of the engagement to be non-audit services; and (c) the non-audit services are promptly brought to the attention of the Audit Committee and approved by them, or by one or more of the members of the Committee to whom authority to grant such approval has been delegated, prior to completion of the audit. For the years ended June 30, 2005 and June 30, 2004, the Audit Committee has pre-approved all fees paid to Anderson ZurMuehlen & Co., P.C. and its related affiliates.

     Compensation Committee. The Compensation Committee met once in fiscal 2005. It reviews and discusses employee performance and prepares recommendations for annual salary adjustments and bonuses. This committee currently consists of Messrs. Pennington and Campbell and Ms. Hartzog.

     The Nominating Committee. Messrs. Jacoby and Maierle and Ms. Hartzog served on the Nominating Committee in fiscal 2005. Each member is "independent" in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Committee's charter is available on Eagle's website at www.americanfederalsavingsbank.com.

     The Nominating Committee met twice in fiscal year 2005, and on June 16, 2005 nominated directors for election at the Annual Meeting. Only those nominations made by the Nominating Committee or properly presented by shareholders will be voted upon at the Annual Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of Eagle's market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Nominating Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select the candidate the Nominating Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of Eagle. The Nominating Committee will consider director candidates recommended by Eagle's stockholders. If a stockholder submits a proposed nominee, the Nominating Committee would consider the proposed nominee, along with other proposed nominees recommended by members of Eagle's Board of Directors, in the same manner in which the Nominating Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see "Stockholder Proposals and Nominations" in this Proxy Statement.

     The Investment Committee. The Investment Committee consists of Directors Dreyer, Jacoby and Maierle, as well as executive officers Johnson and Mundt. The Investment Committee meets at least quarterly in order to review investment performance and strategy. The Investment Committee met four (4) times during the year ended June 30, 2005.

     The Asset Liability Management Committee. The Asset Liability Management Committee (ALCO) was expanded in fiscal year 2005. The board's committee consists of Directors Pennington and Dreyer, executive officers Johnson, Sanderson and Mundt, along with other bank officers. Previously it consisted of only Directors Pennington and Dreyer and executive officers Johnson and Mundt. It meets at least quarterly to review American Federal's policies concerning interest rate risk and loan and deposit rates. It met five (5) times during the year ended June 30, 2005. A management ALCO was formed during the year to meet on an as-needed basis to review new product offerings and other current topics.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

     The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board of Directors should send any communications to Terey Artz, Secretary, Eagle Bancorp, P.O. Box 4999, Helena, Montana 59604. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has authority to discard the communication or take appropriate legal action. Eagle does not have a policy regarding Board member attendance at annual meetings of stockholders but expects all Board members to attend such meetings. Last year, all seven members of the Board attended the annual meeting.

Code of Ethics

     In 1992 the Board of Directors of the Bank first adopted a Code of Ethics and Conflict of Interest Policy. It is reviewed and approved annually and modified as necessary. The most recent approval was on May 20, 2004. The Code of Ethics and Conflict of Interest Policy is applicable to each of Eagle's directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics and Conflict of Interest Policy is available on Eagle's website at www.americanfederalsavingsbank.com. Persons may also receive a copy of the Code of Ethics and Conflict of Interest Policy free of charge by requesting it in writing from Pete Johnson at Eagle Bancorp, 1400 Prospect Avenue, Helena, Montana 59601, or by calling him at (406) 442-3080. A copy of the Code of Ethics and Conflict of Interest Policy was filed with the SEC as an exhibit to Eagle's Annual Report on Form 10-KSB in 2004.

Directors' Compensation

     During fiscal 2005, each director, except for the Chairman of the Board, was paid an annual fee of $12,000. The Chairman of the Board receives an annual fee of $21,000. Also, each non-employee director, other than the Chairman of the Board, was paid $175 for each committee meeting attended. The total fees paid to the directors of Eagle for the year ended June 30, 2005, were $103,500. Eagle has no other director compensation plans or director deferred compensation plans other than the Stock Incentive Plan approved at the annual meeting in 2000. Each director of Eagle also serves as a director of American Federal and Eagle Financial MHC. Directors do not receive additional compensation for their service on the boards of American Federal or Eagle Financial MHC.

Executive Compensation

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and Chief Financial Officer in each of the last three fiscal years. No other executive officer of Eagle or American Federal served as President or earned a total salary and bonus in excess of $100,000 during the last three fiscal years.

                                                                                           Long-Term
                                             Annual Compensation                         Compensation
                           ------------------------------------------------------        ------------
                           Year Ended                                 Other Annual         Restricted         All Other
Name and Position           June 30       Salary         Bonus        Compensation(1)     Stock Awards     Compensation(2)
-----------------           -------       ------         -----        ------------       -------------     ------------
Larry A. Dreyer               2005       $127,000       $12,700         $12,000               $0              $45,416
President and Chief           2004       $124,500       $17,119         $12,000               $0              $44,310
  Executive Officer           2003       $122,000       $18,300         $12,000               $0              $42,632

Peter J. Johnson              2005       $96,700         $9,670              $0               $0              $17,016
Sr.VP/Treasurer and           2004       $94,000        $12,925              $0               $0              $16,551
Chief Financial Officer       2003       $85,000        $12,750              $0               $0              $15,821

     --------------------
(1) Represents compensation for serving on the board of directors of Eagle Bancorp.
(2) For fiscal 2005 Other Compensation for Dreyer consists of employer contribution to profit sharing of $8,289, $2,750 for employer 401(k) payments, $27,494 for employer deferred compensation payments, $1,303 for ESOP stock, and $5,580 for various medical and life insurance payments. For fiscal 2005 Other Compensation for Johnson consists of employer contribution to profit sharing plan of $6,350, $300 for employer 401(k) payments, $3,137 for employer deferred compensation payments, $1,303 for ESOP stock, and $6,226 for various medical and life insurance payments.

                              --------------------

     Option Grants in Last Fiscal Year. There were no options granted in fiscal 2005 to Messrs. Dreyer or Johnson or any other employees or directors.

     Employment Agreement. American Federal entered into an Employment Agreement with its President, Larry A. Dreyer, effective January 1, 2000 and amended effective as of June 1, 2004. The amended Employment Agreement has a current term ending September 30, 2006. The Employment Agreement is terminable by the Bank for cause as defined in the Employment Agreement. If Mr. Dreyer is terminated without cause, he will be entitled to a continuation of his salary plus bonuses and deferred compensation from the date of termination through the remaining term of the Employment Agreement. The aggregate payment made to Mr. Dreyer would be an expense to the Bank and would result in reductions to net income and capital. The Employment Agreement may be extended or renewed annually by the board of directors after a determination of the satisfactory performance of Mr. Dreyer in the Board's sole discretion. If Mr. Dreyer becomes disabled during the term of the Employment Agreement, he would continue to receive payment of 75% of the base salary until he returns to full-time employment at American Federal, reaches age 65, accepts another full-time position with another employer, or upon his death. Such payments shall be reduced by any other benefit payments made under a disability plan in effect for Mr. Dreyer and the Bank's other employees.

     Non-Contributory Profit Sharing Plan. Neither Eagle nor American Federal has a pension plan for employees. Instead, the Bank has established a non-contributory profit sharing plan for eligible employees who have completed one year of service with American Federal. The non-contributory plan enables American Federal to contribute up to 15% of qualified salaries each year. Typically 6% is contributed. The percentage amount of the contribution is determined by the board of directors each year and is based primarily on profitability for the past year. For the year ended June 30, 2005, the Board authorized profit sharing contributions to Mr. Dreyer of $8,289 and to Mr. Johnson of $6,350, and total contribution expense was $143,336 for the year ended June 30, 2005.

     The Non-Contributory Profit Sharing Plan also allows employees to make contributions to a tax-qualified defined contribution savings plan or an employee owned 401(k) plan. Employees can contribute a portion of their salaries, (up to a maximum of $14,000 for calendar 2005), to a 401(k) plan. Eagle's Board has the authority to match up to a maximum of 50% of an employee's contribution provided that the matching amount does not exceed 2.0% of such employee compensation. For the year ended June 30, 2005, the Bank contributed $2,750 and $300 to Mr. Dreyer's and Mr. Johnson's 401(k) programs, respectively, and $39,534 in total expense to the 401(k) program.

     Salary Continuation Agreement. Another benefit offered by American Federal is a program to increase overall retirement benefits for employees to levels which more closely approximate those in comparable businesses. American Federal consulted with independent compensation consultants and developed a plan to supplement retirement benefits. The plan American Federal adopted covers eight of its senior officers, including Mr. Dreyer and all senior vice presidents and four vice presidents. It is a non-qualified retirement plan which is designated the American Federal Savings Bank Salary Continuation Agreement (the "Salary Continuation Agreement"). Under the Salary Continuation Agreement, each officer receives a fixed retirement benefit based on his or her years of service with American Federal. This plan is funded by insurance policies owned by American Federal. It also provides for partial payments in the event of early retirement, death or disability. In Mr. Dreyer's case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $414,000, or an annual payment for life of $45,000. In Mr. Johnson's case, if he retires at age 65, the Salary Continuation Agreement provides for a lump sum payment of $151,800, or an annual payment for life of $16,500. American Federal has purchased life insurance contracts for each covered executive to fund the payments. American Federal Savings Bank recognizes expenses to maintain the plan. For the year ended June 30, 2005, the total expenses were $92,006.

     Split-Dollar Benefit Plan. On October 21, 2004, the Bank entered into agreements with three insurance companies for the purpose of establishing a split-dollar benefit plan. The Bank purchased life insurance policies on twelve officers of the Bank, including the Bank's four executive officers. The plan provides for the officers to receive life insurance benefits ranging from $50,000 to $75,000, provided they meet the eligibility requirements of the plan. The remainder of the life insurance benefits accrues to the Bank.

     Bonus Plan. American Federal also provides a discretionary bonus program ("Bonus Program") for all eligible employees. The Bonus Program is based on the after-tax net profitability of American Federal and is linked specifically to the Bank's return on assets. In the case of non-officer employees, bonus amounts are based on salary levels. Under the Bonus Program, the Bank's return on assets for the period from January through October is used to determine the bonus levels of Bank officers. Officers' bonuses are directly linked to the return on assets. For example, if American Federal Savings Bank produces a return on assets of .90%, then each officer would receive a bonus of 9% of annual base salary. Executive officers' bonuses are based on a formula of 1.25 times the Bank's return on assets. For the year ended June 30, 2005 American Federal Savings Bank paid total bonuses of $153,402. Mr. Dreyer's bonus during this period was $12,700. Mr. Johnson's bonus was $9,670.

     Employee Stock Ownership Plan. In connection with its reorganization to the mutual holding company form of organization, the Bank established the ESOP for employees age 21 or older who have at least one year of credited service with the Bank.

     As of June 30, 2005, the ESOP held 23,006 shares of Common Stock. These shares represent shares purchased by the ESOP in the offering. Shares of Common Stock purchased by the ESOP were funded by funds borrowed from Eagle. Shares purchased in the reorganization by the ESOP will be allocated to participants' accounts over ten (10) years.

     The ESOP is administered by an unaffiliated corporate trustee in conjunction with the ESOP Committee of the Bank. The ESOP trustee must vote all allocated shares held by the ESOP in accordance with the instructions of participating employees. Shares for which employees do not give instructions will be voted by the ESOP trustee.

     GAAP requires that any third party borrowing by the ESOP be reflected as a liability on Eagle's statement of financial condition. Since the ESOP is borrowing from Eagle, such obligation is eliminated in consolidation. However, the cost of unallocated shares is treated as a reduction of shareholders' equity.

     Contributions to the ESOP and shares released from the suspense account are allocated among ESOP participants on the basis of participants' compensation as it relates to total participant compensation. Employees are fully vested upon completion of seven (7) years of service. Benefits may be payable upon retirement, early retirement, disability, death or separation from service.

     The ESOP is subject to the requirements of ERISA and regulations of the IRS and the United States Department of Labor.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee determines compensation policy and consists of Directors Pennington, Campbell and Hartzog. Mr. Pennington was formerly Chairman and Chief Executive Officer of the Bank. None of the above is a member of a compensation committee of the Board of Directors of any Company.

                              CERTAIN TRANSACTIONS

     No directors, executive officers or immediate family members of such individuals were engaged in transactions with Eagle, American Federal or any subsidiary involving more than $60,000 (other than through a loan) during the fiscal years ended June 30, 2004 and June 30, 2005. Furthermore, Eagle has no "interlocking" relationships in which any executive officer is a member of the board of directors of another entity, one of whose executive officers are a member of American Federal's board of directors.

     American Federal has followed the policy of offering residential mortgage loans for the financing of personal residences, and consumer loans to its officers, directors and employees. Loans are made in the ordinary course of business. They are also made on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other persons. These loans do not include more than the normal risk of collectibility or present other unfavorable features. As of June 30, 2005, the aggregate principal balance of loans outstanding to all directors, executive officers and immediate family members of such individuals was approximately $148,411.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCES

     To the knowledge of the Board and based upon a review of Forms 3 and 4 and amendments thereto furnished to Eagle pursuant to Rule 16a-3(e) during the fiscal year ended June 30, 2005, no person who is a director, officer or beneficial owner of 10% of the Common Stock failed to file on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act.

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The firm of Anderson ZurMuehlen & Co., P.C., Certified Public Accountants, acted as independent auditors for Eagle for fiscal years ended June 30, 2004 and 2005. The Board has determined to reappoint Anderson ZurMuehlen & Co., P.C. to act as independent auditors for the fiscal year ending June 30, 2006. A representative of Anderson ZurMuehlen & Co., P.C. will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. Eagle Financial MHC intends to vote its shares of Common Stock in favor of the ratification of the appointment of Anderson ZurMuehlen & Co., P.C.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ANDERSON ZURMUEHLEN & CO., P.C. AS EAGLE'S INDEPENDENT AUDITORS FOR FISCAL 2006 UNDER THIS PROPOSAL II.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of Eagle knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in Eagle's Proxy Statement and form of proxy related to Eagle's 2006 Annual Meeting of stockholders must be received by Eagle by May 15, 2006, pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require Eagle to include in its Proxy Statement and form of proxy any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at that time.

     Eagle's by-laws provide that in order for a stockholder to make nominations for the election of directors, a stockholder must deliver notice in writing of such nominations to the Secretary not less than 30 nor more than 60 days prior to the date of the Annual Meeting; provided that if less than 31 days' notice of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the Annual Meeting was mailed to stockholders. The notice of nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ Larry A. Dreyer

                                              Larry A. Dreyer
                                              President and CEO

Helena, Montana
September 19, 2005

[X]PLEASE MARK VOTES                 REVOCABLE PROXY
   AS IN THIS EXAMPLE                 EAGLE BANCORP

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
 DIRECTORS OF EAGLE BANCORP TO BE USED AT THE ANNUAL
     MEETING OF STOCKHOLDERS ON OCTOBER 20, 2005

  The undersigned being a stockholder of Eagle Bancorp hereby appoints Thomas
J. McCarvel and James A. Maierle, or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at 11:00 a.m., Montana Time, on October 20, 2005, at 1400 Prospect Avenue, Helena, Montana 59601, and any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

                                                  With-  For All
 1. Election of two directors for three     For   hold   Except
    year terms each.                        |_|   |_|     |_|

    Nominees: Larry A. Dreyer and Lynn E. Dickey



INSTRUCTION: To withold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------


2. Ratification of the appointment of                   For  Against  Abstain
   Anderson ZurMuehlen & Co., P.C., Certified            |_|    |_|      |_|
   Public Accountants, as Eagle Bancorp's
   independent auditors for the fiscal
   year ending June 30, 2006.





PLEASE CHECK BOX IF YOU PLAN TO ATTEND --------------------->  |_|
THE MEETING.

  In their discretion the proxies are authorized to vote with respect to approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.
  If signed and returned this proxy will be voted as directed or, if no direction is given, will be voted FOR the nominees under PROPOSAL I and FOR the auditors under PROPOSAL II.


                                               _________________________________
    Please be sure to sign and date            | Date                          |
      this Proxy in the box below.             |                               |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
|                                                                              |
|____ Stockholder sign above __________ Co-holder (if any) sign above __________


+                                                                              +
--------------------------------------------------------------------------------
 ^                                                                            ^
 |  Detach above card, sign, date and mail in postage paid envelope provided. |
                                 EAGLE BANCORP
--------------------------------------------------------------------------------
  Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. If signing as a fiduciary, please give your full title.
  If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this Revocable Proxy. If it is inaccurate, please include your correct address below.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.


-------------------------------------

-------------------------------------

-------------------------------------